Exhibit 10.1

FIRST AMENDMENT TO LOAN AGREEMENT

This First Amendment dated as of May 29, 2009 and effective as of March 31, 2009, by and between The PrivateBank and Trust Company (“Lender”), and Advanced Photonix, Inc. (“Borrower”).

RECITALS

A. The Lender and Borrower entered into that certain Loan Agreement dated September 25, 2008 (the “Agreement”). Capitalized terms not defined herein shall have the meanings ascribed to them in the Agreement.

B. Lender and Borrower desire to amend the Agreement as set forth below.

NOW, THEREFORE, Lender and Borrower agree as follows:

1. The following definitions in Section 1 of the Agreement are amended to read as follows:

“‘Base Net Worth’ shall initially be Fifteen Million Five Hundred Thousand Dollars ($15,500,000). On the last day of each fiscal year of Borrower, Base Net Worth shall increase by ten percent (10%) of Net Income for the fiscal year then ended. If Net Income for any fiscal year is less than $0, it shall be deemed to be $0 for purposes of this calculation.

‘Debt Service Coverage Ratio’ shall mean as of any date of determination thereof a ratio the numerator of which is Adjusted EBITDA for the applicable measuring period, plus the net cash proceeds of the issuance by Borrower of any Eligible Capital Securities during such period and the denominator of which is all payments of principal with respect to interest bearing debt during such period (including the principal component of Capitalized Lease obligations), plus interest expense for such period (including the interest component of Capitalized Lease obligations), all as determined on a consolidated basis for Borrower and its consolidated Subsidiaries in accordance with GAAP.  The applicable measuring period shall be (i) the fiscal year to date period for any determination date occurring before March 31, 2010 and (ii) the preceding twelve (12) months ending on such date for any date of determination occurring on or after March 31, 2010.”

“Net Worth” shall mean, as of any date of determination, the excess of (i) the net book value of the assets of Borrower and its consolidated Subsidiaries as of such date, after all appropriate deductions in accordance with GAAP (including, without limitation, reserves for doubtful receivables, obsolescence, depreciation and amortization) over (ii) Debt of Borrower and its consolidated Subsidiaries as of such date, all as determined in accordance with GAAP; provided, however, in calculating Net Worth, there shall be added to the net book value of Borrower’s assets an amount equal to the lesser of (x) $2,000,000 and (y) the amount of non-cash intangible asset impairment charges taken by Borrower with respect to the period beginning March 31, 2009 and ending December 31, 2009.”

2. Section 6.5 of the Agreement is amended to read as follows:

“6.5         Financial Covenants.

(a)           Borrower shall maintain at all times a Debt Service Coverage Ratio of not less than the following amounts for the periods specified below:

June 30, 2009	1.00 to 1.0
September 30, 2009	1.25 to 1.0
December 31, 2009 and thereafter	1.50 to 1.0

(b)           Borrower shall maintain at all times Adjusted EBITDA of not less than the following amounts for the periods specified below:

June 30, 2009	$205,000
September 30, 2009	$520,000
December 31, 2009	$1,675,000
March 31, 2010 and thereafter	$3,425,000

Adjusted EBITDA shall be determined on a fiscal year to date basis for the June 30, 2009 through December 31, 2009 test dates and thereafter on a trailing twelve month basis.

(c)           Borrower shall maintain at all times Net Worth of not less than the Base Net Worth.”

3. Borrower violated the provisions of Section 6.5(b) of the Agreement for the fiscal quarter ended March 31, 2009 (the “Covenant Violation”). The Lender hereby waives any event of default under the Agreement resulting from the Covenant Violation. This waiver shall not be deemed to amend or alter in any respect the terms and conditions of the Agreement or any of the other loan documents, or to constitute a waiver or release by the Lender of any right, remedy or event of default under the Agreement or any of the other loan documents, except to the extent expressly set forth above. Furthermore, this waiver shall not affect in any manner whatsoever any rights or remedies of the Lender with respect to any other non-compliance by the Borrower with the Agreement or the other loan documents whether in the nature of an event of default or otherwise, and whether now in existence or subsequently arising.

4. Borrower will reimburse the Lender for all costs and expenses, including reasonable attorneys’ fees, incurred by the Lender in connection with the preparation of this Amendment and the documents, instruments and agreements executed in connection herewith.

5. Borrower hereby represents and warrants that, after giving effect to the amendments and waiver contained herein, (a) execution, delivery and performance of this Amendment and any other documents and instruments required under this Amendment or the Agreement are within Borrower’s powers, have been duly authorized, are not in contravention of law or the terms of Borrower’s Articles of Incorporation or Bylaws, and do not require the consent or approval of any governmental body, agency, or authority; and this Amendment and any other documents and instruments required under this Amendment or the Agreement, will be valid and binding in accordance with their terms; (b) the continuing representations, warranties and covenants of Borrower set forth in Section 5 of the Agreement and any other documents, instruments or agreements executed in connection therewith, are true and correct on and as of the date hereof with the same force and effect as if made on and as of the date hereof; and (c)  no event of default, or condition or event which, with the giving of notice or the running of time, or both, would constitute an event of default under the Agreement, has occurred and is continuing as of the date hereof.

6. BORROWER WAIVES, DISCHARGES, AND FOREVER RELEASES LENDER, LENDER’S EMPLOYEES, OFFICERS, DIRECTORS, ATTORNEYS, STOCKHOLDERS, AND THEIR SUCCESSORS AND ASSIGNS, FROM AND OF ANY AND ALL CLAIMS, CAUSES OF ACTION, ALLEGATIONS OR ASSERTIONS THAT BORROWER HAS OR MAY HAVE HAD AT ANY TIME UP THROUGH AND INCLUDING THE DATE OF THIS AMENDMENT, AGAINST ANY OR ALL OF THE FOREGOING, REGARDLESS OF WHETHER ANY SUCH CLAIMS, CAUSES OF ACTION, ALLEGATIONS OR ASSERTIONS ARE KNOWN TO COMPANIES OR WHETHER ANY SUCH CLAIMS, CAUSES OF ACTION, ALLEGATIONS OR ASSERTIONS AROSE AS RESULT OF LENDER’S ACTIONS OR OMISSIONS IN CONNECTION WITH THE AGREEMENT OR ANY OTHER DOCUMENTS, INSTRUMENTS OR AGREEMENTS IN CONNECTION THEREWITH, OR ANY AMENDMENTS, EXTENSIONS OR MODIFICATIONS THERETO, OR BANK’S ADMINISTRATION OF THE DEBT UNDER THE AGREEMENT OR OTHERWISE.

7. This Amendment shall be effective as of March 31, 2009 upon (a) the execution by Borrower and Lender of this Amendment, (b) execution by the Guarantors of the attached Affirmation of Guaranty and (c) payment by Borrower to Lender of a non-refundable amendment fee in the amount of $22,594.

8. Except as modified hereby, all of the terms and conditions of the Agreement shall remain in full force and effect.

9. This Amendment may be executed and acknowledged in counterparts, each of which shall constitute an original and all of which shall together constitute one and the same Amendment.

THE PRIVATEBANK AND TRUST	ADVANCED PHOTONIX, INC.
COMPANY

By: /s/ Eric Haege	By: /s/ Robin Risser

Its: Associate Manager	Its: Chief Financial Officer

By: /s/ Richard Kurtz

Its: CEO

AFFIRMATION OF GUARANTY

The undersigned acknowledge the foregoing First Amendment to Loan Agreement, and ratify and confirm their obligations under their Guaranty of Borrower’s obligations to the Lender and acknowledge that the Guaranty remains in full force and effect in accordance with its terms subject to no setoff, defense or counterclaim.

May 29, 2009	SILICON SENSORS, INC.

By: /s/ Richard Kurtz

Its: President

By: /s/ Robin Risser

Its: Secretary

PICOMETRIX LLC

By: /s/ Richard Kurtz

Its: President

By: /s/ Robin Risser

Its: Secretary